CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Fund Trust III. Such references appear in the Statement of Additional Information of the Even Keel Managed Risk Fund, Even Keel Opportunities Managed Risk Fund, Even Keel Traveler Managed Risk Fund and Even Keel Explorer Managed Risk Fund under the headings “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm.”

BBD, LLP

Philadelphia, Pennsylvania

November 4, 2013